Exhibit 10.2

FORM OF

TENDER AND SUPPORT AGREEMENT

(Individual Stockholder and Affiliated Entities)

This TENDER AND SUPPORT AGREEMENT, dated as of November 25, 2013 (this “Agreement”), is among Nielsen Holdings N.V., a Netherlands entity (“Parent”), Prime Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), and the persons listed on Schedule I hereto (collectively, the “Company Stockholders”).

WHEREAS, as of the date hereof, each Company Stockholder is the “beneficial holder” (as defined under Rule 13d-3 under the Exchange Act) of the number of shares of common stock (the “Company Common Stock”), par value $0.001 per share, of Harris Interactive Inc., a Delaware corporation (the “Company”), set forth opposite such Company Stockholder’s name on Schedule I hereto (all such shares of Company Common Stock, together with any shares of Company Common Stock acquired by a Company Stockholder after the date hereof, the “Subject Shares”; provided, that Options beneficially owned by such Company Stockholder (“Subject Options”) and Restricted Shares beneficially owned by such Company Stockholder (“Subject Restricted Shares”) shall not be considered “Subject Shares”, and (i) shares of Company Common Stock issued upon the exercise of any Subject Options and (ii) Subject Restricted Shares that cease to be subject to any forfeiture or vesting conditions, in each case shall be considered “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”; terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement to the extent defined in the Merger Agreement), pursuant to which, among other things, (a) Acquisition Sub will commence a tender offer to purchase all of the outstanding shares of Company Common Stock (such offer as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”), and (b) following the consummation of the Offer, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation, all upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into and perform their obligations under the Merger Agreement, Parent and Acquisition Sub have requested that each Company Stockholder enter into this Agreement, and each Company Stockholder has agreed to do so in order to induce Parent and Acquisition Sub to enter into, and in consideration of their entering into, the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Agreement to Tender and Support

Section 1.1. Agreement to Tender.

(a) Each Company Stockholder agrees that as promptly as practicable after the commencement of the Offer, and in any event no later than the tenth (10th) Business Day following the receipt by such Company Stockholder of all Offer Documents, including the letter of transmittal in the case of certificated Subject Shares, such Company Stockholder shall tender into the Offer all of the Subject Shares owned by such Company Stockholder as of the date of such tender (with respect to each Company Stockholder, his her or its “Tender Date”), free and clear of all of all claims, liens, encumbrances and security interests of any nature whatsoever that would prevent such Company Stockholder from tendering his, her or its shares in accordance with this Agreement or otherwise complying with his, her or its obligations under this Agreement. If any Company Stockholder acquires any Subject Shares after such Company Stockholder’s Tender Date, such Company Stockholder shall tender into the Offer such Subject Shares prior to the earlier of (x) three (3) Business Days following the date that such Company Stockholder shall acquire such Subject Shares and (y) the Expiration Date. Notwithstanding the foregoing, the number of Subject Shares subject to this Agreement, together with the number of “Subject Shares” under all other Tender and Support Agreements entered into on the date hereof by Parent, Acquisition Sub and certain stockholders of the Company, shall not under any circumstances equal or exceed 15% of the outstanding voting stock of the Company at the time that the Board of Directors of the Company approves the Merger Agreement.

(b) Each Company Stockholder agrees that once the Subject Shares are tendered into the Offer, such Company Stockholder shall not withdraw the tender of such Subject Shares unless and until this Agreement shall have been terminated in accordance with Article V.

Section 1.2. Agreement to Vote.

(a) From the date hereof until the Termination Date, except to the extent waived in writing by Parent in its sole and absolute discretion, at any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, each Company Stockholder shall vote (or cause to be voted) all of such Company Stockholder’s Subject Shares to the extent such Subject Shares are entitled to vote at such meeting or in such written consent: (a) in favor of adoption of the Merger Agreement; and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Acquisition Proposal or Alternative Acquisition Agreement; and (ii) any other action, transaction or proposal involving the Company or any of the Company Subsidiaries that is intended or would reasonably be expected to prevent, nullify, impede, interfere with, frustrate, delay or postpone, in each case in any material respect the consummation of the Offer, the Merger, or the other transactions contemplated by the Merger Agreement.

(b) In the event that a meeting of the stockholders of the Company is held, each Company Stockholder shall, or shall cause the holder of record of its Subject Shares on any applicable record date to, appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(c) Each Company Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 1.2.

(d) Except as set forth in this Section 1.2, nothing in this Agreement shall limit the right of any Company Stockholder to vote any Subject Shares in favor of, or against, or to abstain from voting with respect to, any matter presented to the Company’s stockholders, in its sole discretion.

ARTICLE II

Representations and Warranties of Each Company Stockholder

Each Company Stockholder hereby severally, and not jointly, represents and warrants to Parent and Acquisition Sub (as to such Company Stockholder) as follows:

Section 2.1. Authority. Such Company Stockholder has all necessary legal capacity, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Company Stockholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Company Stockholder and, assuming the due authorization, execution, and delivery of this Agreement by Parent, Acquisition Sub and each other Company Stockholder, this Agreement constitutes a legal, valid, and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms.

Section 2.2. Ownership of Subject Shares; Total Shares. As of the date hereof, such Company Stockholder is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares listed beside such Company Stockholder’s name on Schedule I attached hereto, free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act or otherwise disclosed to Parent. As of the date hereof, such Company Stockholder does not own, beneficially or otherwise, any Subject Shares, Options or other securities of the Company other than as set forth opposite such Company Stockholder’s name in Schedule I hereto.

Section 2.3. Power to Dispose of Shares. Such Company Stockholder has sole voting power, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to dispositions contemplated by this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Company Stockholder’s Subject Shares, with no material limitations, qualifications, or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

Section 2.4. Consents and Approvals; No Violation. Except as may be set forth in the Merger Agreement (including, without limitation, filings as may be required under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act (i) no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement by such Company Stockholder and the consummation by such Company Stockholder of the transactions contemplated by this Agreement, and (ii) none of the execution and delivery of this Agreement by such Company Stockholder, the consummation by such Company Stockholder of the transactions contemplated by this Agreement or compliance by such Company Stockholder with any of the provisions of this Agreement shall (A) conflict with or result in any breach of the organizational documents, if applicable, of such Company Stockholder, (B) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which such Company Stockholder is a party, or (C) violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to such Company Stockholder, except for in each case under clauses (i) and (ii), where the absence of such filing or authorization, or the conflict, violation, breach, or default would not have a material adverse effect the ability of such Company Stockholder to perform such Company Stockholder’s obligations hereunder.

Section 2.5. No Broker’s Fees. Except as contemplated by the Merger Agreement, no broker, investment banker, financial advisor, or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Company Stockholder.

Section 2.6. Acknowledgement. Such Company Stockholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon such Company Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III

Representations and Warranties of Parent and Acquisition Sub

Parent and Acquisition Sub hereby represent and warrant to the Company Stockholders as follows:

Section 3.1. Organization. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

Section 3.2. Corporate Authorization; Validity of Agreement; Necessary Action. Parent and Acquisition Sub have the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Acquisition Sub and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent and Acquisition Sub, and, assuming the due authorization, execution and delivery thereof by the Company and each of the Company Stockholders, constitutes a valid and legally binding agreement of Parent and Acquisition Sub enforceable against each of them in accordance with its terms.

Section 3.3. Consents and Approvals; No Violation. Except as may be set forth in the Merger Agreement (including, without limitation, filings as may be required under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act, (i) no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the transactions contemplated by this Agreement, and (ii) none of the execution and delivery of this Agreement by each of Parent and Acquisition Sub, the consummation by each of Parent and Acquisition Sub of the transactions contemplated by this Agreement or compliance by each of Parent and Acquisition Sub with any of the provisions of this Agreement shall (A) conflict with or result in any breach of the organizational documents Parent or Acquisition Sub, (B) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Parent or Acquisition Sub is a party, or (C) violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to Parent or Acquisition Sub, except in each case under clauses (i), and (ii), where the absence of such filing or authorization, or the conflict, violation, breach, or default would not have a material adverse effect on the ability of each of Parent and Acquisition Sub to perform its obligations hereunder.

ARTICLE IV

Covenants of Each Company Stockholder

Each Company Stockholder severally covenants and agrees as follows:

Section 4.1. Restriction on Transfer, Proxies, and Non-Interference. Except as contemplated by this Agreement or the Merger Agreement, during the period beginning from the execution and delivery by the parties of this Agreement through the Termination Date, each Company Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of (each, a “Transfer”), or agree to effect a Transfer of, any or all of such Company Stockholder’s Subject Shares, Subject Options, Subject Restricted Shares or any other securities of the Company or any interest therein to any person, other than (x) Transfers to limited partners, members or other equityholders of Company Stockholder to the extent required in connection with any withdrawal or redemption of such limited partner, member or equityholder pursuant to the terms of the partnership agreement, limited liability company operating agreement or other organizational documents of the Company Stockholder in effect as of the date hereof subject to the Company Stockholder and its affiliates not directing, encouraging or soliciting any such limited partner, member or other equityholder to so withdraw or redeem and in the event any request for withdrawal or redemption is received, using reasonable best effort to have such limited partner, member or other equityholder agree to waive any appraisal rights with respect to the Subject Shares it may acquire or (y) pursuant to the Merger Agreement or the Offer or in connection with the exercise of any Subject Options or vesting of Subject Restricted Shares (it being understood and agreed that any shares of Company Common Stock issued upon the exercise of any Subject Options or Subject Restricted Shares that cease to be subject to any forfeiture or vesting conditions, in each case shall be subject to the restrictions set forth in this Section 4.1); (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of such Company Stockholder’s Subject Shares that could reasonably be expected to impede, interfere with or prevent the transactions contemplated by the Merger Agreement; (iii) deposit any of such Company Stockholder’s Subject Shares, Subject Options or Subject Restricted Shares into a voting trust or enter into a voting agreement with respect to any of such Subject Shares, Subject Options or

Subject Restricted Shares, other than pursuant to this Agreement or (iv) take any action that would make any representation or warranty of such Company Stockholder contained in this Agreement to be untrue or incorrect in any material respect or that would reasonably be expected to have a material adverse effect on the ability of such Company Stockholder to perform such Company Stockholder’s obligations hereunder; in each case other than (a) any Transfer by a Company Stockholder to one or more of its affiliates; provided, however, that prior to and as a condition to the effectiveness of any such Transfer, each proposed transferee agrees to be bound in writing by this Agreement, or (b) as Parent and Acquisition Sub may otherwise agree in writing.

Section 4.2. Stop Transfer; Changes in Voting Shares. Each Company Stockholder agrees with, and covenants to, Parent and Acquisition Sub that (i) this Agreement and the obligations hereunder shall attach to such Company Stockholder’s Subject Shares, Subject Options and Subject Restricted Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, such Company Stockholder’s successors or assigns and (ii) such Company Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Company Stockholder’s Subject Shares, Subject Options or Subject Restricted Shares, unless such Transfer is made in compliance with this Agreement.

Section 4.3. Appraisal Rights. From and after the execution and delivery by the parties of this Agreement until the Termination Date, each Company Stockholder hereby agrees not to exercise, assert or perfect, or attempt to exercise, assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Company Stockholder may have with respect to the Subject Shares (including, without limitation, under Section 262 of the DGCL).

Section 4.4. Additional Securities. In the event any Company Stockholder becomes the record or beneficial owner of (i) any shares of Company Common Stock or any other securities of the Company, (ii) any securities which may be converted into or exchanged for such shares or other securities or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities, the terms of this Agreement shall apply to any of such securities as though owned by such Company Stockholder on the date of this Agreement.

Section 4.5. Obligations; Stockholder Capacity. The obligations of each Company Stockholder under this Agreement are several and not joint, and no Company Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Company Stockholder. Each Company Stockholder enters into this Agreement solely in its capacity as the beneficial owner of its, his or her shares of Company Common Stock, Subject Options and/or Subject Restricted Shares. Nothing contained in this Agreement shall limit the rights and obligations of any Company Stockholder, any of its affiliates, Representatives or any employee of any of its affiliates in his or her capacity as an employee, director or officer of the Company and the agreements set forth herein shall in no way restrict any director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company.

Section 4.6. Documentation and Information. Each Company Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its affiliates of his, her or its identity and holding of such Company Stockholder’s Subject Shares and the nature of his, her or its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, the Offer Documents, or any other disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees to give to Parent reasonably promptly any information it may reasonably require for the preparation of any such disclosure documents to the extent such information is required by Applicable Law. Each Company Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

Section 4.7. No Solicitation.

(a) During the term of this Agreement, each Company Stockholder agrees that it shall not (whether directly or indirectly through its advisors, agents or other intermediaries), engage in any conduct prohibited by Section 7.03 of the Merger Agreement, provided, however, that any such conduct by a Company Stockholder, or by an affiliate of such Company Stockholder, who is an officer or director of the Company shall be deemed to have been engaged in by such Company Stockholder, or such affiliate of such Company Stockholder, in his or her capacity as an officer or director and any claim by Parent or any of its affiliates in respect of such conduct shall first be brought against the Company rather than directly against such Company Stockholder or such affiliate of such Company Stockholder, and such Company Stockholder or such affiliate of such Company Stockholder shall only be pursued directly if the Company is able to successfully argue that the conduct was taken in such Company Stockholder’s or such affiliate of such Company Stockholder’s capacity as a stockholder rather than as an officer or director.

(b) Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 7.03(b) of the Merger Agreement with respect to an Acquisition Proposal, each Company Stockholder and its affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided that (i) such Company Stockholder has not breached this Section 4.7 and (ii) such action by such Company Stockholder and its affiliates and Representatives would be permitted to be taken by the Company pursuant to Section 7.03(b) of the Merger Agreement.

ARTICLE V

Termination

Section 5.1. Termination. This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earlier to occur of (such applicable date, the “Termination Date”) (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the first Business Day following the End Date, provided, however, that the right to terminate this Agreement pursuant to this clause (iii) is not available to any Company Stockholder whose breach of this Agreement principally causes the failure of the Offer to be consummated by such time, (v) the entry without the prior written consent of each of the Company Stockholders into any amendment or modification to the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that results in (1) a decrease in the Offer Price or Merger Consideration (each as defined in the Merger Agreement on the date hereof), except to the extent such decrease is in accordance with the provisions of Section 2.01(e) of the Merger Agreement or (2) a change in the form of consideration to be paid in the Offer or in the form of Merger Consideration (vi) the termination or withdrawal of the Offer by Parent or Acquisition Subsidiary, and (vii) the expiration of the Offer without Acquisition Subsidiary having accepted for payment the Shares validly tendered in the Offer. In the event of termination of this Agreement pursuant to this Section 5.1, (i) all obligations of the parties under this Agreement will terminate, without any liability on the part of any party; provided, however, no such termination shall relieve any party from liability for any breach hereof prior to such termination, and (ii) each Company Stockholder shall be permitted to withdraw, and unless otherwise agreed to by such Company Stockholder, shall be deemed to have validly and timely withdrawn, and Subject Securities tendered in the Offer. Notwithstanding the preceding sentence, this Section 5.1 and Article VI shall survive the termination of this Agreement and shall remain in full force and effect.

ARTICLE VI

Miscellaneous

Section 6.1. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.5 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.1(b) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Acquisition Sub and the Company Stockholders agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH OF PARENT, ACQUISITION SUB AND THE COMPANY STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 6.2. Specific Performance. Each party hereto acknowledges and agrees that (a) the covenants, obligations and agreements of each such party contained in this Agreement relate to special, unique and extraordinary matters and (b) a violation of any of the covenants, obligations or agreements of each such party hereto contained in this Agreement will cause the parties hereto irreparable injury for which adequate remedies are not available at law. Therefore, each party hereto agrees that any other party shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such other party, as the case may be, from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies any party hereto may have under applicable Law.

Section 6.3. Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided, however, that Parent may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent from its obligations under this Agreement. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 6.4. Amendments, Waivers, etc. Neither this Agreement nor any term hereof may be amended other than by an instrument in writing signed by Parent, Acquisition Sub and the Company Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5.1.

Section 6.5. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered either personally, by facsimile transmission (with acknowledgment received), by electronic mail (with receipt confirmed) or by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company Stockholders: At the address set forth beside each Company Stockholder’s name listed on Schedule I.

If to Parent or Acquisition Sub, to:

Nielsen Holdings N.V. and

Prime Acquisition Corp.

40 Danbury Road

Wilton, CT 06897

Attention: James W. Cuminale, Chief Legal Officer

Facsimile No.: (203) 563-2876

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Telecopy No.: (212) 455-2502

Attention: Marni Lerner

or such other address, facsimile number or email address as such party may hereafter specify by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.6. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 6.7. Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.8. Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 6.9. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 6.10. Further Assurances. From time to time at the request of Parent, and without further consideration, each Company Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.

Section 6.11. Section Headings. The article and section headings used in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 6.12. Public Announcements. No Company Stockholder shall issue any press release or make any other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent, except as such release or statement may be required by applicable Law or the rules and regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant Company Stockholder is subject or submits.

Section 6.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NIELSEN HOLDINGS N.V.

By:

Name:
Title:
PRIME ACQUISITION CORP.

By:

Name:
Title:

[COMPANY STOCKHOLDER]

By:

Name:
Title:

By:

Name:	[COMPANY STOCKHOLDER]

[Signature Page to Tender and Support Agreement]

Schedule I

Company Stockholder	Common Stock	Options	Restricted Shares	Notice Information